Exh 10.9K

                     TENTH AMENDMENT TO OPERATING AGREEMENT

      THIS TENTH AMENDMENT TO OPERATING AGREEMENT is made and entered into effective as of the 15th day of July, 1999, by and between DUBUQUE RACING ASSOCIATION, LTD., an Iowa non-profit corporation, (hereinafter referred to as "DRA") and GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C., an Iowa limited liability company, (hereinafter referred to as "Greater Dubuque").

      WHEREAS, on February 22, 1993, DRA and Greater Dubuque signed an Operating Agreement setting forth their respective rights, duties and obligations with regard to excursion gambling boat operations under Chapter 99F of the Iowa Code. Amendments to said Operating Agreement were signed on February 22, 1993, March 4, 1993, March 11, 1993, (two amendments signed on 3/11/93), April 9, 1993,
November 29, 1993, April 6, 1994, April 29, 1994, and July 11, 1995. (The term "Operating Agreement" as used hereafter shall refer to the original Operating Agreement as amended by all prior amendments and by this Tenth Amendment, except where reference is made to the "original" Operating Agreement, or to the Operating Agreement as amended previous to this Tenth Amendment.)

      WHEREAS, DRA and Greater Dubuque have jointly agreed to further amend the terms of the Operating Agreement, as previously amended.

      NOW, THEREFORE, IT IS AGREED that the February 22, 1993 Operating Agreement, as previously amended, is further amended as follows:

      1. Paragraph 1 of the Operating Agreement is amended by deleting Paragraph 1 in its entirety and substituting in lieu thereof the following:

                  "1. TERM This Agreement shall become effective immediately and shall terminate at 11:59 p.m. on December 31, 2008.

                  During the term of this Agreement, both parties shall in good faith endeavor to maintain in good standing their respective riverboat gambling licenses under Chapter 99F of the Iowa Code. However, if the riverboat gambling license of one or both parities expires and is not renewed by the Iowa Racing and Gaming Commission for reasons other than the fault, negligence or omission of said party or one of its officers, directors, employees or agents, then said failure to obtain renewal of said riverboat gambling license shall not constitute a breach of this Agreement.

                  Nothing herein will preclude the parties from mutually
            agreeing to terminate this Operating Agreement or from entering into a new amended agreement at any time.

                  During the term of the Operating Agreement, Greater Dubuque shall continue to operate a New Boat, as defined in subparagraphs 1
            (a)(1) and 1(a)(2) of the Ninth Amendment to this Operating Agreement. During the term of the Operating Agreement, neither Greater Dubuque nor a corporation or business entity owned or controlled by Greater Dubuque, its owners, or its successors or assigns, is the operator of any gambling operation in Dubuque County, Iowa, Jo Daviess County, Illinois, or Grant County, Wisconsin, other than gambling operations conducted on Greater Dubuque's excursion gambling riverboat operating under this Operating Agreement."

      2. Paragraph 8 of the Operating Agreement is amended by adding the following as new subparagraph 8(i):

                  (i) "Greater Dubuque and DRA shall enter into a joint campaign effort related to the 2002 county referendum to reauthorize gambling games in Dubuque County. The joint campaign effort shall urge Dubuque County voters to vote in favor of approving reauthorization for (i) riverboat gambling operations in Dubuque County, and (ii) gambling operations at dog tracks in Dubuque County. Greater Dubuque shall commit to spend no less than $200,000 to the joint campaign effort. DRA shall assist Greater Dubuque with any additional fundraising activities for the joint campaign effort."

      3. This Tenth Amendment is subject to and conditioned upon the following:

            (a) The extension of that certain Lease Agreement dated February 28, 1990 between the City of Dubuque as Lessor and Dubuque Racing Association, Ltd. as Lessee through December 31, 2008; and

            (b) The extension of that certain Ice Harbor Parking Agreement dated July 2, 1990, by and among the City of Dubuque, Dubuque Racing Association, Ltd., Dubuque Casino Belle, Inc. and Robert River Rides, Inc. through December 31, 2008, and pursuant to Paragraph 19 of the Parking Agreement, Greater Dubuque Riverboat Entertainment Company, L.C., or its assignee, shall be accorded the benefits of such Parking Agreement originally given to Dubuque Casino Belle, Inc. under the Parking Agreement; and

            (c) The effective execution of the First Amendment to Sublease Agreement between Dubuque Racing Association, Ltd., as Lessor, and Greater Dubuque Riverboat Entertainment Company, L.C., as Lessee; and

            (d) The effective execution by all parties of the Seventh Amendment to that certain Lease Agreement dated February 28, 1990 between the City of Dubuque, as Lessor, and Dubuque Racing Association, Ltd., as Lessee, providing Dubuque Racing Association, Ltd., with lease rights in river and harbor frontage adjoining Lot A and Lot B and making certain other changes in the Lease.

      4. This Tenth Amendment to the Operating Agreement shall be effective upon the approval of this Tenth Amendment to the Operating Agreement by the Iowa Racing and Gaming Commission. Both parties shall use their best efforts to secure their respective approvals and approval of this Tenth Amendment to the Operating Agreement, at the earliest practicable dates, from the Iowa Racing and Gaming Commission.

      5. If any provision of this Tenth Amendment shall be declared by any court or regulatory authority of competent jurisdiction to be illegal, void or unenforceable, all other provisions of the Operating Agreement shall not be affected and shall remain in full force and effect.

      6. Each party shall provide the other a certified resolution approving this Tenth Amendment upon execution thereof, and in any event not later than July ____, 1999.

      7. Except as specifically amended above, all of the provisions of this February 22, 1993 Operating Agreement and existing Amendments thereto shall remain in full force and effect.

      Dated this 15th day of July, 1999.

DUBUQUE RACING ASSOCIATION, LTD


      By    /s/ Bruce W. Wentworth
            ---------------------------------------------
            Bruce W. Wentworth, General Manager


      By    /s/ Daniel Hammel
            ---------------------------------------------
            Daniel Hammel, DRA President


GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.

      By
            ---------------------------------------------
            James P. Rix, Chief Operating Officer


      By    /s/ Donald C. Iverson
            ---------------------------------------------
            Donald C. Iverson, Chairman